Exhibit 99.1

GRUBHUB REPORTS SECOND QUARTER RESULTS

GrubHub generates 47% revenue growth and 68% adjusted EBITDA growth in the second quarter

Chicago, IL – July 28, 2015 – GrubHub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter ended June 30, 2015.

“We delivered significant year-over-year growth in the seasonally slower second quarter, driven by strong performance in all of our markets across the country,” said Matt Maloney, CEO.  “GrubHub’s almost 6 million diners ordered more than 20 million times during the quarter, driving revenue growth of 47 percent year-over-year.”

Second Quarter 2015 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2015 as compared to the same period in 2014.

Second Quarter Financial Highlights

•	Revenues: $88.0 million, a 47% year-over-year increase from $60.0 million in the second quarter of 2014.
•	Non-GAAP Adjusted EBITDA: $28.4 million, a 68% year-over-year increase from $16.9 million in the second quarter of 2014.
•	Net Income: $9.4 million, or $0.11 per diluted share, a 247% year-over-year increase from $2.7 million, or $0.03 per diluted share, in the second quarter of 2014.
•	Non-GAAP Net Income: $15.0 million, or $0.17 per diluted share, a 146% year-over-year increase from $6.1 million, or $0.07 per diluted share.

Second Quarter Key Business Metrics Highlights

•	Active Diners were 5.93 million, a 42% year-over-year increase from 4.19 million Active Diners in the second quarter of 2014.
•	Daily Average Grubs were 220,100, a 26% year-over-year increase from 174,500 Daily Average Grubs in the second quarter of 2014.
•	Gross Food Sales were $568 million, a 34% year-over-year increase from $423 million in the second quarter of 2014.

Seamless Upgrade

“In addition to strong financial performance, we released a significant upgrade to the Seamless consumer interface, which brings the best performing elements of all of our platforms into one consolidated experience,” continued Maloney.  “The new interface has an updated design and is cleaner, more intuitive and importantly, mobile-centric. We are also now on a single technology stack, which will allow us to scale more easily and will dramatically improve our time to market for new features and functionality.”

Delivery Expansion

“We are making great strides expanding our delivery capabilities.  By next week, we will have doubled the number of markets where we offer delivery in the months following our February acquisitions of two of the nation’s leading restaurant delivery companies,” noted Maloney.  “We are proud that more than half of our 6 million diners live in markets that have GrubHub delivery right now.”

Second Quarter and Full Year 2015 Guidance

Based on information available as of July 28, 2015, the company is providing the following financial guidance for the second quarter and full year of 2015:

	Third Quarter 2015	Full Year 2015
(in millions)
Expected revenue range	$85 - $87	$358 - $364
Expected Adjusted EBITDA range	$23 - $25	$104 - $112

Second Quarter 2015 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the second quarter 2015 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until August 11, 2015.

About GrubHub

GrubHub (NYSE: GRUB) is one of the nation's largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 35,000 restaurants in more than 900 U.S. cities and London, the company’s platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. The GrubHub Inc. portfolio of brands includes GrubHub, Seamless, AllMenus, MenuPages, Restaurants on the Run and DiningIn.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of GrubHub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on March 5, 2015, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2015, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense.

Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

GRUBHUB INC.

CONDENSED STATEMENTS OF OPERATIONS – UNAUDITED

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$87,955	$60,006	$176,204	$118,619
Costs and expenses:
Sales and marketing	20,679	16,168	44,786	32,285
Operations and support	24,603	14,734	47,304	29,841
Technology (exclusive of amortization)	7,902	6,066	15,568	11,413
General and administrative	9,745	8,620	18,846	16,944
Depreciation and amortization	8,829	5,615	15,078	11,130
Total costs and expenses	71,758	51,203	141,582	101,613
Income before provision for income taxes	16,197	8,803	34,622	17,006
Provision for income taxes	6,845	6,111	14,700	9,961
Net income	$9,352	$2,692	$19,922	$7,045
Net income per share attributable to common stockholders:
Basic	$0.11	$0.03	$0.24	$0.10
Diluted	$0.11	$0.03	$0.23	$0.09
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,116	78,042	83,449	66,626
Diluted	85,833	82,074	85,465	79,854

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Active Diners (000s)	5,932	4,192	5,932	4,192
Daily Average Grubs	220,100	174,500	227,300	177,800
Gross Food Sales (millions)	$567.6	$422.6	$1,157.5	$855.6

GRUBHUB INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except share data)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$195,595	$201,796
Short term investments	111,836	111,341
Accounts receivable, less allowances for doubtful accounts	46,228	36,127
Deferred taxes, current	499	825
Prepaid expenses	3,655	2,940
Total current assets	357,813	353,029
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	14,975	16,003
OTHER ASSETS:
Other assets	3,598	3,543
Goodwill	387,566	352,788
Acquired intangible assets, net of amortization	284,821	254,339
Total other assets	675,985	610,670
TOTAL ASSETS	$1,048,773	$979,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$94,654	$91,575
Accounts payable	2,235	3,371
Accrued payroll	3,844	5,958
Taxes payable	549	1,660
Other accruals	12,567	8,441
Total current liabilities	113,849	111,005
LONG TERM LIABILITIES:
Deferred taxes, non-current	91,953	92,244
Other accruals	5,763	5,931
Total long term liabilities	97,716	98,175
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(159)	(262)
Additional paid-in capital	736,614	689,953
Retained earnings	100,745	80,823
Total Stockholders’ Equity	$837,208	$770,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,048,773	$979,702

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,922	$7,045
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,721	2,390
Provision for doubtful accounts	260	166
Deferred taxes	35	8,138
Intangible asset amortization	12,357	8,740
Tenant allowance amortization	(79)	(79)
Stock-based compensation	6,265	4,687
Deferred rent	(36)	76
Investment premium amortization	532	—
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(8,460)	(8,725)
Prepaid expenses and other assets	(485)	(1,592)
Restaurant food liability	3,052	6,241
Accounts payable	(3,957)	(962)
Accrued payroll	(3,000)	1,721
Other accruals	1,417	2,439
Net cash provided by operating activities	30,544	30,285
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(65,645)	—
Proceeds from maturity of investments	64,618	—
Capitalized website and development costs	(3,104)	(1,112)
Purchases of property and equipment	(1,201)	(2,378)
Acquisitions of businesses, net of cash acquired	(55,687)	—
Net cash used in investing activities	(61,019)	(3,490)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of common stock	—	94,927
Repurchases of common stock	—	(116)
Proceeds from exercise of stock options	9,777	1,145
Excess tax benefit related to stock-based compensation	14,421	—
Taxes paid related to net settlement of stock-based compensation awards	—	(2,061)
Preferred stock tax distributions	—	(320)
Net cash provided by financing activities	24,198	93,575
Net change in cash and cash equivalents	(6,277)	120,370
Effect of exchange rates on cash	76	184
Cash and cash equivalents at beginning of year	201,796	86,542
Cash and cash equivalents at end of the period	$195,595	$207,096
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$15,980	$—
Cash paid for income taxes	—	1,321

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$9,352	$2,692	$19,922	$7,045
Income taxes	6,845	6,111	14,700	9,961
Depreciation and amortization	8,829	5,615	15,078	11,130
EBITDA	25,026	14,418	49,700	28,136
Acquisition and restructuring costs	134	207	703	492
Stock-based compensation	3,258	2,284	6,265	4,687
Adjusted EBITDA	$28,418	$16,909	$56,668	$33,315

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$9,352	$2,692	$19,922	$7,045
Stock-based compensation	3,258	2,284	6,265	4,687
Amortization of acquired intangible assets	4,673	3,526	8,788	7,051
Accelerated write-down of Seamless technology platform	1,897	—	1,897	—
Acquisition and restructuring costs	134	207	703	492
Income tax adjustments	(4,314)	(2,606)	(7,644)	(5,296)
Non-GAAP net income	$15,000	$6,103	$29,931	$13,979
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	85,833	82,074	85,465	79,854
Non-GAAP net income per diluted share attributable to common stockholders	$0.17	$0.07	$0.35	$0.18

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income	$9,352	$10,570	$10,765	$6,453	$2,692	$4,353
Stock-based compensation	3,258	3,007	2,412	2,294	2,284	2,403
Amortization of acquired intangible assets	4,673	4,115	3,526	3,525	3,526	3,525
Accelerated write-down of Seamless technology platform	1,897	—	—	—	—	—
Acquisition and restructuring costs	134	569	477	670	207	285
Income tax adjustments	(4,314)	(3,330)	(2,778)	(2,809)	(2,606)	(2,690)
Non-GAAP net income	$15,000	$14,931	$14,402	$10,133	$6,103	$7,876
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	85,833	85,098	84,311	82,771	82,074	77,635
Non-GAAP net income per diluted share attributable to common stockholders	$0.17	$0.18	$0.17	$0.12	$0.07	$0.10